UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 14, 2020 (Date of earliest event reported)
MEDTAINER, INC. (Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-29381 (Commission File Number)	65-0207200 (IRS Employer Identification Number)

1620 Commerce St. Corona, CA (Address of principal executive offices)		92880 (ZIP Code)
(844) 226-5649 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 8 – Other Events

Item 8.01  Other Events

On May 14, 2020, the Company’s board of directors and management determined to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”), by up to 45 days in reliance on the order of the United States Securities and Exchange Commission, dated March 25, 2020 (Release No. 34-88465) (the “Order”), which permits registrants to delay certain filings required by the Securities Exchange Act of 1934 and the rules promulgated thereunder for up to 45 days due to conditions arising from the COVID-19 pandemic. The Company’s operations and business have experienced disruption due to these conditions and in particular, the state of emergency that has been declared in the State of California and the related executive order by California’s governor mandating that all individuals living in the state, with certain exceptions that are not applicable to the Company’s employees, stay at home or at their places of residence. These disruptions include limited access to the Company’s facilities, support staff, and professional advisors, and, as a result, management is unable timely to prepare and file the Annual Report. The Company will file the Quarterly Report as quickly as practicable, but not later than 45 days after its original due date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTAINER, INC.

By: /s/ Curtis Fairbrother
Curtis Fairbrother
Chief Executive Officer

Dated: May 14, 2020